EXHIBIT 32.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Bio-logic Systems Corp. (the “Company”) for the quarterly period ended August 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Hanley, Corporate Controller of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 14, 2005

/s/ Michael J. Hanley
Michael J. Hanley
Corporate Controller
(principal financial and accounting officer)

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